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                                   CERTIFICATE OF
                  EXECUTIVE VICE PRESIDENT AND CORPORATE SECRETARY,
                                   AND TREASURER
                       PURSUANT TO SECTIONS 201, 301 AND 303
                                  OF THE INDENTURE



          The undersigned, Alan B. Sellers and David B. Cooper, Jr., do hereby certify that they are the duly appointed and acting Executive Vice President and Corporate Secretary, and Treasurer, respectively, of DOLE FOOD COMPANY, INC., a Hawaii corporation (the "Company"). Each of the undersigned also hereby certifies in such capacities, pursuant to Sections 201, 301 and 303 of the Indenture, dated as of April 15, 1993, between the Company and Chemical Trust Company of California, as Trustee (the "Indenture"), that:

          A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company and of a Pricing Committee thereof (a copy of such resolutions being attached hereto as Exhibits B and C, respectively) a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

          1. The title of the Securities of the series is "7% Notes due 2003" (the "Notes").

          2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) is $300,000,000.

          3. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest payment, except that interest payable on May 15, 2003 shall be payable to the persons to whom principal is payable on such date.

          4. The date on which the principal of the Notes is payable, unless accelerated pursuant to the Indenture, shall be May 15, 2003.

          5. The rate at which the Notes shall bear interest shall be 7% per annum. The date from which interest shall accrue for the Notes shall be May 13, 1993. The Interest Payment Dates on which interest on the Notes shall be payable are May 15 and November 15. The initial interest payment on the Notes shall be made on November 15, 1993. The Regular Record Dates for the interest payable on the Notes on any Interest

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          Payment Date shall be the May 1 and November 1, as the case may be, immediately preceding such Interest Payment Date.

          6. The place or places where the principal of and interest on the Notes shall be payable is at the agency of the Trustee maintained for that purpose at the office of Chemical Bank, 55 Water Street, North Building, Securities Window, Second Floor, New York, New York, 10041, provided that payment of interest, other than at Stated Maturity (as defined in the Indenture), may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture), and provided further that the Depositary (as defined below), or its nominee, as holder of Global Securities (as defined in the Indenture), shall be entitled to receive payments of interest by wire transfer of immediately available funds.

          7.   The Notes are not redeemable prior to May 15, 2003.

          8. There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or to repay any of the Notes prior to Stated Maturity at the option of a holder thereof.

          9. The Notes shall be issued in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

          10. The principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to
          Section 502 of the Indenture.

          11. The provisions of Sections 1008 and 1009 of the Indenture shall apply to the Notes. The provisions of Sections 1301 and 1302 of the Indenture shall not apply to the Notes.

          12. The Notes shall be defeasible as provided in Article FOURTEEN of the Indenture.

          13. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          14. The Notes will be issued in the form of Global Securities (as defined in the Indenture). The Depository Trust Company shall be the Depositary (as defined in the Indenture) for the Global Securities. The Notes shall only be transferred in accordance with the provisions of Section 305 of the Indenture.

          B. The form of the Global Security representing the Notes is attached

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hereto as Exhibit A.

          C.   The Trustee is appointed a Paying Agent.

          D. The foregoing form and terms of the Notes have been established in conformity with the provisions of the Indenture.

          E. The undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and a Pricing Committee thereof and delivered herewith and has examined the form of Global Security representing the Notes. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of a series of Securities under the Indenture, designated as the Notes in this Certificate, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

          F. The undersigned Corporate Secretary, by execution of this Certificate, hereby certifies the actions taken by a Pricing Committee of the Board of Directors of the Company in determining and setting the specific terms of the Notes, and hereby further certifies that attached hereto as Exhibits A, B and C, respectively, are the form of Global Security representing the Notes as duly approved by a Pricing Committee of the Board of Directors of the Company, a copy of resolutions duly adopted by the Board of Directors of the Company on June 24, 1991 and a copy of resolutions duly adopted by a Pricing Committee of the Board of Directors as of May 6, 1993, pursuant to which the terms of the Notes set forth above have been established.

          IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of the 13th day of May, 1993.



                                        ______________________________
                                        Alan B. Sellers
                                        Executive Vice President
                                         and Corporate Secretary


                                        ______________________________
                                        David B. Cooper, Jr.
                                        Treasurer